CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 112 to the Registration Statement (Form N-1A, No. 2-11357) of Neuberger Berman Equity Funds, and to the incorporation by reference of our reports dated October 7, 2005 for Neuberger Berman Fasciano Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Fund, Neuberger Berman International Institutional Fund, Neuberger Berman Partners Fund and Neuberger Berman Real Estate Fund (eight of the series of Neuberger Berman Equity Funds) included in the August 31, 2005 Annual Reports to Shareholders of Neuberger Berman Equity Funds, respectively.



                                            /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 16, 2005